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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
                                                      MINNETONKA, MN 55305
                                                      952-449-9092
                                                      952-449-9353 (FAX)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACOE"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Monday, September 9, 2002


LAKES ENTERTAINMENT, INC. ANNOUNCES DEVELOPMENTS REGARDING FINANCIAL STATEMENTS
    AND NASDAQ HEARING AND PROPOSED RESTRUCTURING OF REAL ESTATE TRANSACTION


MINNEAPOLIS, MN, SEPTEMBER 9, 2002 - Lakes Entertainment, Inc. (Lakes) (Nasdaq:LACOE) today announced the proposed restructuring of one of Lakes' real estate transactions, certain anticipated charges to earnings for the second quarter of 2002 and a restatement of Lakes' previously issued financial statements for the years ended December 30, 2001 and December 31, 2000. Lakes also provided additional information about its financial statements and its hearing before a Nasdaq listing qualifications panel.

RESTATEMENTS OF FINANCIAL STATEMENTS

         Polo Plaza Land Transaction. As previously announced, Lakes is restating its financial statements for the year ended December 30, 2001, to correct the accounting treatment of Lakes' sale of land held for development in Las Vegas, Nevada (the Polo Plaza Property). The restatement will not have any effect on total assets, stockholders' equity, cash, net income or earnings per share. The restatement will result in an aggregate decrease in current and non-current notes receivable of $30.8 million, and an increase in land held under contract for sale of $30.8 million. It will also result in the recharacterization of the loss on the transaction in the amount of $22.1 million from a loss on sale of land held for development to an impairment of long-lived assets.

         Separately, Lakes and Metroflag Polo, LLC have agreed in principle, subject to proper documentation, to restructure the terms of the sale of the Polo Plaza property due to deteriorating economic conditions. The parties have agreed in principle to reduce the purchase price from $23.3 million to $21.3



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million. On the payment date, which is scheduled to be no later than January 31,
2003, $17.3 million of the purchase price will be paid to Lakes in cash and $4.0 million will be paid through the issuance to Lakes of a preferred membership interest in Metroflag Polo. On or before the first anniversary of the payment date, Metroflag Polo may elect to distribute to Lakes $3.0 million in cash as full return of Lakes' preferred interest. If Lakes' preferred interest remains outstanding at any time on or after the fourth anniversary of the payment date, Lakes can require Metroflag Polo to repurchase the preferred interest for $4.0 million plus a priority return of eight percent (8%) per annum. In Lakes' financial results for the quarter ended June 30, 2002, Lakes will record a $3.0 million impairment charge for these properties relating to the adjustment in the purchase price and the potential discount on the return of Lakes' preferred interest.

         Loans to Indian Tribes. Upon a subsequent review of its historical financial statements, Lakes' management determined that interest on loans to various Indian tribes for casino developments, previously reported as interest income, should have been deferred because collection of such interest is contingent on the construction of, and generation of operating cash flow from, the casinos. As a result of this correction, previously recorded interest income will be reversed, with an after-tax impact of approximately $0.6 million in the first quarter of 2002, $2.5 million in the year ended December 31, 2001 and $1.2 million in the year ended December 31, 2000. The total reduction in retained earnings and shareholders equity will be approximately $4.3 million.

         These adjustments have no impact on Lakes' current cash balance. When each of the casino operations opens, the applicable amount of deferred interest will then be recorded as interest income as the loans are repaid. However, there is no assurance that these casinos will open. Management continues to believe that the casino development projects will be successfully completed and all amounts contractually due will be paid.

         Re-Audit of Financial Statements. As a result of the restatement related to the loans to Indian tribes and Arthur Andersen's inability to provide a current audit opinion, Lakes has engaged Deloitte & Touche to re-audit Lakes' 1999 and 2000 financial statements. Lakes had previously announced the re-audit of its 2001 financial statements as a result of the restatement related to the Polo Plaza land transaction and Arthur Andersen's inability to provide a current audit opinion.


VIATICARE LOANS

         During 2000 and 2001, Lakes made a total of $4.0 million in unsecured loans to ViatiCare Financial Services, LLC, ("ViatiCare") which has since been acquired by Living Benefits Financial Services, LLC ("Living Benefits"). Living Benefits has provided an unsecured guarantee of the ViatiCare obligation to Lakes. In March 2001, the Board of Directors of Lakes determined not to make further loans to ViatiCare. Lakes' management has determined that repayment of the $4.0 million loan is not likely to occur due to developments and has recorded a $4.0 million reserve in the financial results for the quarter ended June 30, 2002.




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         Subsequent to the decision by Lakes' Board to make no further loans to
ViatiCare, LB Acquisitions LLC, which is owned by Lyle Berman, an executive officer and director of Lakes, has made loans to Living Benefits of approximately $6.7 million. As an incentive to make the loans, LB Acquisitions was granted an initial 9 percent voting interest in Living Benefits and was given the option to convert the loan balance into an additional 46 percent of the voting interest in Living Benefits. Therefore, Lyle Berman, through LB Acquisitions, beneficially owns a total of 55 percent of the voting interest of Living Benefits. To secure the repayment of the LB Acquisitions loans, which are due commencing in 2005, Living Benefits granted to LB Acquisitions a security interest in its personal property, including the profits on those life insurance policies acquired on or after June 15, 2001.


FILING OF SEC REPORTS

         Upon completion of the re-audit of Lakes' financial statements, Lakes intends to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and to amend its Quarterly Report on Form 10-Q for the first quarter of 2002 and its Annual Report on Form 10-K for fiscal 2001 including restated financial statements to correct the accounting for matters described above and any other matters that come to its attention. The restatements of previous financial statements as described above regarding the Polo Plaza land transaction and the loans to Indian Tribes have no impact on Lakes' current cash balances.


STATUS OF NASDAQ HEARING

         As previously announced, on August 21, 2002 Lakes received a Nasdaq Staff Determination letter indicating that Lakes does not comply with the continued listing standard that requires companies to file all reports under the Securities Exchange Act of 1934 on a timely basis. Lakes' noncompliance resulted from its inability to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 when due. As a result, Lakes' securities are subject to delisting from the Nasdaq National Market. The delisting has been stayed pending a hearing before a Nasdaq Listing Qualifications Panel to request continued listing. The hearing has been scheduled for September 20, 2002. Lakes anticipates filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 before the date of the hearing.


LAKES ENTERTAINMENT, INC.

         Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast.



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Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming. Additionally, Lakes owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

         Lakes Entertainment, Inc. common shares are currently traded on the Nasdaq National Market under the trading symbol "LACOE".



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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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